UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 19, 2017

Forterra, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-37921	37-1830464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

511 East John Carpenter Freeway, 6th Floor, Irving, TX	75062
(Address of Principal Executive Offices)	(Zip Code)

(469) 458-7973
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 19, 2017, Forterra, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders. At the annual meeting, stockholders voted on the matters listed below, each of which was discussed in greater detail in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities Exchange Commission on April 28, 2017 (the “Proxy Statement”). The final voting results with respect to each of these matters is set forth below.

Proposal No. 1 - Election of Directors

At the annual meeting, the Company’s stockholders elected the persons listed below as Class I directors for a three year term expiring at the Company’s 2020 annual meeting of stockholders.

	Votes For	Votes Withheld	Broker Non-Votes
Kevin Barner	51,379,458	10,109,258	1,574,854
Jeff Bradley	54,951,051	6,537,665	1,574,854
Robert Corcoran	54,732,726	6,755,990	1,574,854
Chadwick S. Suss	51,705,931	9,782,785	1,574,854

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
62,693,292	11,089	359,189	0

Proposal No. 3 - Non-Binding Vote on Executive Compensation

The Company’s stockholders, in a non-binding, advisory vote, approved the compensation paid to our named executive officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
60,883,616	192,910	412,189	1,574,855

Proposal 4 - Non-Binding Advisory Vote on Frequency of Votes on Executive Compensation

The Company’s stockholders voted, on an advisory basis, in favor of holding an advisory vote on the Company’s named executive officer compensation every year.

One Year	Two Years	Three Years	Abstained	Broker Non-Votes
60,453,742	10,604	632,799	391,571	1,574,854

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forterra, Inc.

/s/ Lori M. Browne
Lori M. Browne
Senior Vice President, General Counsel and Secretary
Date: June 21, 2017